Exhibit 99.2 2Q 2018 Earnings Presentation

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: weakness or a decline in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; the diversion of management's time on any remaining issues related to the USAB merger integration; the inability to realize expected cost savings and synergies from the merger of USAB with Valley in the amounts or in the timeframe anticipated; the inability to retain USAB’s customers and employees; less than expected cost reductions and revenue enhancement from Valley's cost reduction plans including its earnings enhancement program called "LIFT"; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from the impact of the Tax Cuts and Jobs Act and other changes in tax laws, regulations and case law; damage verdicts or settlements or restrictions related to existing or potential litigations arising from claims of breach of fiduciary responsibility, negligence, fraud, contractual claims, environmental laws, patent or trade mark infringement, employment related claims, and other matters; the loss of or decrease in lower-cost funding sources within our deposit base may adversely impact our net interest income and net income; cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; changes in accounting policies or accounting standards, including the new authoritative accounting guidance (known as the current expected credit loss (CECL) model) which may increase the required level of our allowance for credit losses after adoption on January 1, 2020; our inability or determination not to pay dividends at current levels, or at all, because of inadequate future earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; higher than expected loan losses within one or more segments of our loan portfolio; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. 2

2Q18 Highlights Reported Adjusted1 2Q18 1Q18 2Q17 2Q18 1Q18 2Q17 Return on 0.98% 0.57% 0.86% 1.01% 0.84% 0.86% Average Assets Efficiency Ratio 60.25% 72.44% 61.57% 57.15% 60.23% 57.58% Diluted Earnings Per $0.21 $0.12 $0.18 $0.22 $0.18 $0.18 Share  Year-over-year quarterly adjusted earnings per share growth of 22%  Annualized Q/Q revenue growth of 16%  Annualized linked quarter net loan growth of over 12%  Implemented systems conversion of USAmeriBank during month of May 3 1Please refer to the Non-GAAP Disclosure Reconciliation on pages 13 & 14

Loans & Loan Growth 1 Loan Portfolio by Product (2Q18) Loan Portfolio by Region C&I, 16.7% Res. Mortgage, 17.6% 28% 2 Florida Consumer, 8.5% Multi-family, $23.2 32% New York 16.3% bil Construction, 6.0% 3 New Jersey 40% Owner Occupied CRE, Non-owner Occupied CRE, 11.8% 23.1% Total Loans New loan yield and originations ($ bil) $1.7 Strong Performance and Outlook $1.5 4.53%  2Q18 annualized quarterly loan growth of 12.1% $1.3 4.36%  We are increasing our loan growth goals to $1.1 8-10%, net of loan sales, for the full-year $1.0 4.00% 2018 (from the previously announced 7-9% 3.85% 3.79% range) Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Origination Volume Yield on New Originations 4 1Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release. 2includes loans in Alabama. 3 includes out of state loans made primarily to NJ based customers.

Deposits & Funding Recent Deposit Trend ($ in billions) Funding Composition 6/30/18 $(0.3) bil Non-interest bearing 4.757 4.653 Time ($104) mil $10.77 Savings, NOW $6.22 & MMA 6.124 6.217 Noninterest Bearing +$93 mil $26.62bil Time 11.077 10.769 $2.10 Savings, Now & Short-term MMA ($308) mil Borrowings $2.88 $4.65 Long-term Borrowings 1Q 2018 2Q 2018 Trailing Period Deposit Beta1 Funding Trends for 2018  We anticipate further upwards pressure on deposit 37.2% 35.0% costs driven by funding of strong loan growth and 32.7% market conditions 28.2%  NOW accounts related to municipal and other 23.2% escrow related deposits realized increased outflows 21.4% during the quarter Total Interest-bearing deposits Non-maturity deposits  We anticipate positive deposit growth trends to resume in 3Q18 3 month 6 month 12 month 5 1Represents the trailing period change from June 2018 in the monthly average rate for Valley deposits as a percentage of the change in the monthly average effective federal funds rate for corresponding period.

Revenues

Net Interest Margin – Stable Trend



3.12%
3.13%
3.11%
$166.9
$209.1
$212.3
2Q 2017
1Q 2018
2Q 2018
NII ($mil)
NIM
Both metrics are represented as FTE

- Annualized linked-quarter NII growth of 6% driven by substantial loan growth.
- We anticipate modest pressure on NIM due primarily to increasing competitive market funding pressures.
- We remain confident in our loan growth goals which should allow for Net Interest Income growth.

Non-Interest Income Trends ($mil)



$28.8
$32.3
$38.1
4.8
5.3
1.8
7.2
1.7
8.0
6.8
7.3
2.2
7.0
1.8
7.2
7.6
6.7
2.0
7.3
2.7
11.8
2Q17
1Q18
2Q18
Gain-on-Sale of Loans
Service Charges
Loan Servicing Fees
Trust, Investment & Insurance
BOLI
Other 1

- Annualized linked-quarter non-interest income growth of approximately 18%
- Increases across most business lines, combined with strong swap fee income generated by commercial loan origination.
- Mortgage GOS income increased by over 13% linked quarter.
- We remain comfortable in our ability to originate in excess of $1.5 billion in residential mortgage loans in 2018

[1]Other Income includes income from swap fees, credit card fees, net gains/(losses) from sales of assets and securities, FDIC loss-share income/expense (change in FDIC receivable) and other additional sources.

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Valley National Bank

Non-Interest Expense

Project LIFT Status & Timing[1] ($ in millions)


15.5%
11.8%
19.5%
13.6%
$22 mil
by the end
of 2Q19
39.5%
3Q17
4Q17
1Q18
2Q18
Remaining
Benefit

Efficiency Ratio (%)[3]


72.4
60.3
60.2
57.2
< 51.0
1Q18
Reported
2Q18
Reported
1Q18
Adjusted
2Q18
Adjusted
2020 Goal

2Q18 Operating Expenses ($, in millions)


$142.2
$4.5
$3.2
Adjusted Expenses
Amortization of tax
credits
Merger-related

- First full-quarter of USAB cost saves should occur in 3Q18
- LIFT related cost-saves remain ahead of schedule
- Incremental core quarterly expense growth of $971k associated with lending related hires;
  - NYC and Jacksonville C&I teams
  - Premium Finance lenders
  - Residential mortgage lenders
  - Loan syndications personnel
- 2020 Reported Efficiency Ratio goal lowered to < 51% from < 53%

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[1]Figures are on a pre-tax basis; [2]Represents the estimated remaining benefit for the program at June 30, 2018; [3]Refer to the appendix regarding the calculation for non-GAAP financial measures.

Asset Quality NCOs/Avg. Loans1 Nonaccruals/Loans2 Linked quarter increase 0.06% attributed to Medallion loans 0.01% 0.36% -0.02% 0.24% 0.27% 2Q17 1Q18 2Q18 2Q17 1Q18 2Q18 Taxi Medallion Update  Quarterly net charge-offs of $692 Taxi Medallion 3/31/18 6/30/18 thousand Related Reserves as a % of Total 15.7% 17.2% Exposure  Approximately $3.3 million of quarterly loan loss provision associated with Total Exposure $136 mil $135 mil medallion portfolio (~$0.01 per share after-tax) Medallions as a % of Total Loans 0.60% 0.58%  Remaining quarterly LLP driven by new loan originations 1 2 8 Represents annualized net charge-offs as a percentage of average loans for the period indicated; Represents nonaccrual loans as a percentage of total outstanding loans as the period indicated.

Branch Transformation Update  Valley is embarking on a multi-year transformation of its retail network to create a branch infrastructure that is more reflective of current trends and adaptive to future activity within our present and prospective target markets. We are striving to achieve a more relevant branch network that enhances relative share of our footprint. Our customer experience will place a greater importance on service, sales and advisory, and provide a more efficient platform for transactions. Staffing Upgrades and Training Mobile and Digital Implementation and Encouragement Multiple Branch Repositioning Workstreams Branch Aesthetics, Branding & Functionality Customer & Community Transition Teams 9

Branch Transformation Update  We have identified 74 branches (out of 177) within our New Jersey & New York footprints that are operating at levels that we deem sub-optimal based on deposit balances and/or operating costs.  We expect to consolidate approximately 20 branches between now and the end of 1Q19.  We anticipate the first round of closures to reduce annualized operating expense by approximately $9 million (includes the estimated interest expense impact to substitute any temporary deposit attrition)  The remaining branches will undergo tailored action plans to improve profitability via new staffing models (size, training & personnel) and targeted deposit/revenue campaigns.  Should the remaining branches not reach levels of improved profitability they will be re-evaluated for consolidation along the associated timeline (refer to slide 11). Strong Performing Modernize Branch Branches Lower Deposit Balance Branches 177 NJ/NY Branches Tailored Action Plans Less Efficient Branches Weakest Performing Consolidation Branches 10

Branch Transformation Update Phase 1 (2018) Phase 2 (2019) Phase 3 (2020) Identification and Beginning Renovations/Consolidation/New Renovations/Consolidation/New Implementation Opportunities Opportunities Initial Round of Consolidation Reassessment and Remediation Reassessment and Remediation (3Q18-1Q19) of Less Efficient Branches of Lower Balance Branches Renovations of Best Performers Potential Consolidation of Less Potential Consolidation of Lower (3Q18 – 4Q20) Efficient Branches Balance Branches Address Less Efficient Branches Renovation/Repositioning Renovation/Repositioning of (3Q18-2Q19) Branches that remain Branches that remain Address Lower Balance Branches New Market Opportunities New Market Opportunities (3Q18 – 2Q20) (Ongoing) (Ongoing) New Market Opportunities (Ongoing) 11

Targets/Outlook • 8-10%, net of loan sales (previous target range was 7-9%, net of 2018 Full-year loan growth loan sales) • Modest pressure driven by funding of strong loan growth and Net Interest Margin deposit competition • We seek to achieve an adjusted efficiency ratio by 4Q18 of ≤ 54% Adjusted Efficiency Ratio (excludes merger related charges, infrequent items and amortization of tax credits) 12

Non-GAAP Disclosure Reconciliations Three Months Ended June 30, March 31, June, 30 ($ in thousands, except for share data) 2018 2018 2017 Adjusted net income available to common shareholders: Net income, as reported $72,802 $41,965 $50,065 Add: Losses (gains) on securities transactions (net of tax) 26 548 (13) Add: Legal expenses (litigation reserve impact only, net of tax) — 7,520 — Add: Merger related expenses (net of tax)* 2,326 9,688 — Add: Income Tax Expense (USAB charge impact only) — 2,000 — Net income, as adjusted $75,154 $61,721 $50,052 Dividends on preferred stock 3,172 3,172 1,797 Net income available to common shareholders, as adjusted $71,982 $58,549 $48,255 * Merger related expenses are primarily within salary and employee benefits and other expense. Adjusted per common share data: Net income available to common shareholders, as adjusted $71,982 $58,549 $48,255 Average number of shares outstanding 331,318,381 330,727,416 263,958,292 Basic earnings, as adjusted $0.22 $0.18 $0.18 Average number of diluted shares outstanding 332,895,483 332,465,527 264,778,242 Diluted earnings, as adjusted $0.22 $0.18 $0.18 Adjusted annualized return on average tangible shareholders' equity: Net income, as adjusted $75,154 $61,721 $50,052 Average shareholders' equity 3,279,616 3,289,815 2,420,848 Less: Average goodwill and other intangible assets (1,163,575) (1,164,230) (734,616) Average tangible shareholders' equity $2,116,041 $2,125,585 $1,686,232 Annualized return on average tangible shareholders' equity, as adjusted 14.21% 11.61% 11.87% Adjusted annualized return on average assets: Net income, as adjusted $75,154 $61,721 $50,052 Average assets $29,778,210 $29,291,703 $23,396,259 Annualized return on average assets, as adjusted 1.01% 0.84% 0.86% Adjusted annualized return on average shareholders' equity: Net income, as adjusted $75,154 $61,721 $50,052 Average shareholders' equity $3,279,616 $3,289,815 $2,420,848 Annualized return on average shareholders' equity, as adjusted 9.17% 7.50% 8.27% 13

Non-GAAP Disclosure Reconciliations

($ in thousands)	Three Months Ended June 30, 2018	March 31, 2018	June 30, 2017
Annualized return on average tangible shareholders' equity:			
Net income, as reported	$72,802	$41,965	$50,065
Average shareholders' equity	3,279,616	3,289,815	2,420,848
Less: Average goodwill and other intangible assets	(1,163,575)	(1,164,230)	(734,616)
Average tangible shareholders' equity	$2,116,041	$2,125,585	$1,686,232
Annualized return on average tangible shareholders' equity	13.76%	7.90%	11.88%
Adjusted efficiency ratio:			
Non-interest expense	149,916	173,752	119,239
Less: Legal expenses (litigation reserve impact only, pre-tax)	—	(10,500)	—
Less: Merger-related expenses (pre-tax)	(3,248)	(13,528)	—
Less: Amortization of tax credit investments (pre-tax)	(4,470)	(5,274)	(7,732)
Non-interest expense, as adjusted	$142,198	$144,450	$111,507
Net interest income	210,752	207,598	164,820
Non-interest income	38,069	32,251	28,830
Gross operating income	$248,821	$239,849	$193,650
Efficiency ratio, as adjusted	57.15%	60.23%	57.58%

($ in thousands, except for share data)	June 30, 2018	March 31, 2018	As of December 31, 2017	September 30, 2017	June 30, 2017
Tangible book value per common share:					
Common shares outstanding	331,454,025	331,189,859	264,468,851	264,197,172	263,971,766
Shareholders' equity	$3,277,312	$3,245,003	$2,533,165	$2,537,984	$2,423,901
Less: Preferred stock	(209,691)	(209,691)	(209,691)	(209,691)	(111,590)
Less: Goodwill and other intangible assets	(1,162,858)	(1,165,379)	(733,144)	(733,498)	(734,337)
Tangible common shareholders' equity	$1,904,763	$1,869,933	$1,590,330	$1,594,795	$1,577,974
Tangible book value per common share	$5.75	$5.65	$6.01	$6.04	$5.98
Tangible common equity to tangible assets:					
Tangible common shareholders' equity	$1,904,763	$1,869,933	$1,590,330	$1,594,795	$1,577,974
Total assets	30,182,979	29,464,357	24,002,306	23,780,661	23,449,350
Less: Goodwill and other intangible assets	(1,162,858)	(1,165,379)	(733,144)	(733,498)	(734,337)
Tangible assets	$29,020,121	$28,298,978	$23,269,162	$23,047,163	$22,715,013
Tangible common equity to tangible assets	6.56%	6.61%	6.83%	6.92%	6.95%

14

Valley National Bank®

For More Information  Log onto our website: www.valleynationalbank.com  Email requests to: rkraemer@valleynationalbank.com  Call Rick Kraemer in Investor Relations, at: (973) 686-4817  Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Rick Kraemer, FSVP - Investor Relations Officer  Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC 15